




                                                    SNYDER OIL CORPORATION

                                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                          (Unaudited)





                                                                Year Ended December 31,
                                        -------------------------------------------------------------------------
                                           1998           1997            1996           1995           1994
                                        -----------   -------------    ------------   ------------   ------------
                                                           (In thousands, except share data)

Income (loss) before taxes, minority
  interest and extraordinary item        $ (38,050)       $ 57,440        $ 74,701      $ (40,604)      $ 13,510
Interest expense                            15,796          25,472          23,587         21,679         10,337
                                        -----------   -------------    ------------   ------------   ------------
Earnings before taxes, minority
  interest, extraordinary item and
  interest expense                       $ (22,254)       $ 82,912        $ 98,288      $ (18,925)      $ 23,847
                                        ===========   =============    ============   ============   ============




Interest expense                          $ 15,796        $ 25,472        $ 23,587       $ 21,679       $ 10,337
Preferred stock dividends of
  majority owned subsidiary                 -                1,474           1,520         -              -
                                        -----------   -------------    ------------   ------------   ------------
Total fixed charges                       $ 15,796        $ 26,946        $ 25,107       $ 21,679       $ 10,337
                                        ===========   =============    ============   ============   ============



Ratio of earnings to fixed charges         N/A     (2)        3.08            3.91        N/A     (1)       2.31
                                        ===========   =============    ============   ============   ============





(1)  Earnings were inadequate to cover fixed charges by $40.6 million.
(2)  Earnings were inadequate to cover fixed charges by $38.1 million.

                                                                                                    EXHIBIT 12


                                                  SNYDER OIL CORPORATION

                                            COMPUTATION OF RATIO OF EARNINGS TO
                                      COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                                        (Unaudited)




                                                                 Year Ended December 31,
                                        -------------------------------------------------------------------------
                                           1998           1997            1996           1995           1994
                                        -----------   -------------    ------------   ------------   ------------
                                                           (In thousands, except share data)

Income (loss) before taxes, minority
  interest and extraordinary item        $ (38,050)       $ 57,440        $ 74,701      $ (40,604)      $ 13,510
Interest expense                            15,796          25,472          23,587         21,679         10,337
                                        -----------   -------------    ------------   ------------   ------------
Earnings before taxes, minority
  interest, extraordinary item and
  interest expense                       $ (22,254)       $ 82,912        $ 98,288      $ (18,925)      $ 23,847
                                        ===========   =============    ============   ============   ============




Interest expense                          $ 15,796        $ 25,472        $ 23,587       $ 21,679       $ 10,337
Preferred stock dividends                   -                4,929  (1)      6,210          6,210         10,806
Adjustment to tax effect preferred
  stock dividends                           -                2,428             429         -              -
Preferred stock dividends of
  majority owned subsidiary                 -                1,474           1,520         -              -
                                        -----------   -------------    ------------   ------------   ------------
Total fixed charges                       $ 15,796        $ 34,303        $ 31,746       $ 27,889       $ 21,143
                                        ===========   =============    ============   ============   ============



Ratio of earnings
  to combined fixed charges
  and preferred dividends                  N/A     (3)        2.42            3.10        N/A     (2)       1.13
                                        ===========   =============    ============   ============   ============


(1)  Excludes redemption premium of $1.0 million.
(2)  Earnings were inadequate to cover combined fixed charges and preferred dividends by $46.8 million.
(3)  Earnings were inadequate to cover combined fixed charges by $38.1 million.